EXHIBIT 10.1

                           AMERICAN EXPRESS COMPANY
                       2007 INCENTIVE COMPENSATION PLAN
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      1. PURPOSE. The purpose of the 2007 Incentive Compensation Plan (the
"Plan" or the "2007 Plan") is to promote shareholder value and the future success of American Express Company (the "Company") by providing appropriate retention and performance incentives to the employees of the Company and its affiliates and certain other individuals who perform services for the Company and its affiliates.

      2. ADMINISTRATION. The Plan shall be administered solely by the Compensation and Benefits Committee (the "Committee") of the Board of Directors (the "Board") of the Company, as such Committee is from time to time constituted, or any successor committee the Board may designate to administer the Plan. The Committee shall consist of no fewer than two directors (or such greater number as may be required for committees of the Board under the Company's governing documents), each of whom is (i) a "Non-Employee Director" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any successor provision (the "Exchange Act"); (ii) an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"); and (iii) an "independent director" for purpose of the rules and regulations of the New York Stock Exchange (the "NYSE") (or such other principal securities market on which the Common Shares are traded). The Committee may delegate any of its powers and duties to appropriate officer(s) of the Company in accordance with guidelines established by the Committee from time to time.

      The Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include exclusive authority (except as may be delegated as permitted herein) to select the employees and other individuals to be granted awards under the Plan ("Awards"), to determine the type, size and terms of the Award to be made to each individual selected, to modify the terms of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, and to prescribe the form of the instruments embodying Awards made under the Plan. The Committee has the power and authority to make any adjustments necessary or desirable as a result of the granting of Awards to eligible individuals located outside the United States, and to adopt, to amend or to rescind rules, procedures or subplans relating to the operation and administration of the Plan in order to accommodate local laws, policies, customs, procedures or practices, and accounting, tax or other regulatory standards, or to facilitate the administration of the Plan, including, but not limited to, the authority to adopt, to amend or to rescind rules, procedures and subplans that limit or vary: the methods available to exercise Awards; the methods available to settle Awards; the methods available for the payment of income taxes, social insurance contributions and employment taxes; the procedures for withholding on Awards; and the use of stock certificates or other indicia of ownership. The Committee may also adopt rules, procedures or subplans applicable to particular Affiliates or locations.

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      Notwithstanding the foregoing or any other provision of the Plan, except for adjustments pursuant to Paragraph 9(c) or 15, the Committee shall not reprice, adjust or amend the option price of Stock Options or the exercise price of Stock Appreciation Rights previously awarded to any participant, whether through amendment, cancellation and replacement grant, or any other means, unless such action is approved by the shareholders of the Company. For purposes of the Plan, the term "reprice" shall mean: (i) the reduction, directly or indirectly, in the per-share exercise price of an outstanding
Stock Option or Stock Appreciation Right by amendment, cancellation or substitution; (ii) any action that is treated as a repricing under United States generally accepted accounting principles; (iii) canceling a Stock
Option or Stock Appreciation Right in exchange for another Stock Option, Stock Appreciation Right or other equity security (unless the cancellation and exchange occurs in connection with a merger, acquisition, or similar transaction); and (iv) any other action that is treated as a repricing by the rules or regulations of any stock exchange on which the securities of the Company are traded. In addition, notwithstanding any other provision in the Plan to the contrary, a Stock Option may not be surrendered in consideration of or exchanged for cash, other Awards, or a new Stock Option having an option price below that of the Stock Option which was surrendered or exchanged, unless the exchange occurs in connection with a merger, acquisition, or similar transaction, or such action is approved by the shareholders of the Company. Any amendment or repeal of this provision shall require the approval of the shareholders of the Company.

      The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it deems necessary or desirable for the administration of the Plan. The Committee (or its delegate as permitted herein) may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee (or its delegate as permitted herein) in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other action on behalf of the Committee with respect to Awards made or to be made to Plan participants. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his own willful misconduct or as expressly provided by statute.

      3. PARTICIPATION.

      (a) PARTICIPANTS. Consistent with the purposes of the Plan, the Committee shall have exclusive power (except as may be delegated as permitted herein) to select the employees and other individuals performing services for the Company and its Affiliates who may participate in the Plan and be granted Awards under the Plan. Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion. No non-employee director of the Company or any of its Affiliates shall be eligible to receive an Award under the Plan.

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      (b) AFFILIATES. Unless the Committee determines otherwise, as used herein, the term "Affiliate" means any entity in which the Company has a direct or indirect equity interest of 50 percent or more, as determined by the Committee in its discretion.

      4. AWARDS UNDER THE PLAN.

      (a) TYPES OF AWARDS. Awards under the Plan may include one or more of the following types, either alone or in any combination thereof: (i) "Stock Options"; (ii) "Stock Appreciation Rights"; (iii) "Restricted Stock" and "Restricted Stock Units"; (iv) "Performance Grants"; and (v) any Award providing benefits similar to (i) through (iv) that may be required to obtain regulatory approval in certain jurisdictions or in situations where local regulations may adversely affect the employee.

      Stock Options, which include "Nonqualified Stock Options" and "Incentive Stock Options" or combinations thereof, are rights to purchase common shares of the Company having a par value of $.20 per share and stock of any other class into which such shares may thereafter be changed (the "Common Shares"). Nonqualified Stock Options and Incentive Stock Options are subject to the terms, conditions and restrictions specified in Paragraph 5. Stock Appreciation Rights are rights to receive (without payment to the Company) cash, Common Shares, or other debt or equity securities of the Company or an Affiliate, or any combination thereof ("Other Company Securities"), or property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Common Shares specified in the Stock Appreciation Right. Stock Appreciation Rights are subject to the terms, conditions and restrictions specified in Paragraph
6. Shares of Restricted Stock are Common Shares that are issued subject to certain restrictions pursuant to Paragraph 7. Restricted Stock Units are an Award that is valued by reference to a share of Common Shares, which value may be paid to the participant by delivery of such property as the Committee shall determine, including without limitation, cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, and that are issued subject to certain restrictions pursuant to Paragraph 7. Performance Grants are contingent Awards subject to the terms, conditions and restrictions described in Paragraph 8, pursuant to which the participant may become entitled to receive cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee.

      (b) DIVIDEND EQUIVALENTS. The Committee may choose, at the time of the grant of an Award or any time thereafter up to the time of the Award's payment, to include or to exclude as part of such Award an entitlement to receive cash dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such times as the Committee shall determine. All dividends or dividend equivalents, which are not paid currently, may, at the Committee's discretion, be held in escrow and accrue interest or be reinvested into additional Common Shares subject to the same vesting or performance conditions as the underlying Award.

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      (c) MAXIMUM NUMBER OF SHARES THAT MAY BE ISSUED. The maximum number of
Common Shares and other equity securities of the Company that may be issued under the Plan is the number of shares remaining available for new awards under the Company's 1998 Incentive Compensation Plan, as amended (the "1998 Plan"), on April 23, 2007, which number will not exceed 53 million. In addition, commencing April 23, 2007, Common Shares or other equity securities of the Company subject to awards outstanding under the 1998 Plan or granted under the 2007 Plan which are recovered or not issued by the Company will be available for issuance under the 2007 Plan, as follows: (i) shares related to Awards issued under the 2007 Plan or the 1998 Plan that are forfeited, terminated, canceled, acquired by the Company or expire unexercised; (ii) shares surrendered or withheld to pay the exercise price of Awards issued under the 2007 Plan or the 1998 Plan or to satisfy the tax withholding obligations with respect to Awards issued under such plans; and (iii) shares originally linked to Awards that are actually settled in cash or consideration other than Common Shares or other equity securities. Limits on the number of Common Shares that may be issued under the Plan as Awards of Incentive Stock Options are described in Paragraph 5(e).

      Awards granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines, shall not reduce the maximum number of Common Shares and other equity securities of the Company that may be issued under the Plan or the maximum number of Common Shares and other equity securities of the Company authorized for grant to a participant in any calendar year described in Paragraph 9(b)(ii).

      For purposes of counting shares against the share reserve under the 2007 Plan on the date of grant, Awards denominated solely in Common Shares (such as Stock Options and Restricted Stock) and other Awards or securities that may be exercised for or convertible into Common Shares will be counted against the 2007 Plan reserve on the date of grant of the Award based on the maximum number of shares underlying the Award, as determined by the Committee. Equity securities other than Common Shares issued pursuant to the 2007 Plan which are not exercisable for or convertible into Common Shares will be counted based on the actual number of shares issued, if any.

      Common Shares and other equity securities of the Company issued pursuant to the Plan may be authorized but unissued shares, treasury shares, reacquired shares or any combination thereof.

      (d) RIGHTS WITH RESPECT TO COMMON SHARES AND OTHER SECURITIES.

      (i) Unless otherwise determined by the Committee in its discretion, prior to the expiration of the Restricted Period, a participant to whom an Award of Restricted Stock has been made (and any person succeeding to such a participant's rights pursuant to the Plan) shall have ownership of such Common Shares, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such Common Shares, subject, however, to the restrictions and limitations imposed thereon pursuant to the Plan.

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      (ii) Unless otherwise determined by the Committee in its discretion, any new, additional or different shares, or Other Company Securities or property, or other forms of consideration that a participant may be entitled to receive with respect to an Award of Restricted Stock as a result of a stock split, stock dividend or any other change in the corporate or capital structure of the Company, shall be subject to the same restrictions and limitations as those applicable to the Restricted Stock with respect to which such new, additional or different shares, or Other Company Securities or property, or other forms of consideration were received.

      (iii) A participant with whom an Award agreement is made to issue Common Shares in the future shall have no rights as a shareholder with respect to Common Shares related to such agreement until the book entry is made, or the certificate is issued on his behalf.

      (iv) Unless otherwise determined by the Committee in its discretion, a participant to whom a grant of Stock Options, Stock Appreciation Rights, Performance Grants or any other Award is made (and any person succeeding to such a participant's rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him or the entry on his behalf of an uncertificated book position on the records of the Company's transfer agent and registrar for such Common Shares or other instrument of ownership, if any. Except as provided in Paragraph 9(c) or 15, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such book entry is made or a stock certificate or other instrument of ownership, if any, is issued.

      (v) The Committee may, in its discretion, subject any Award and the economic value derived by a participant therefrom, to forfeiture by the participant upon the occurrence of certain events as determined by the Committee.

      5. STOCK OPTIONS. The Committee may grant Stock Options either alone, or in conjunction with Stock Appreciation Rights, Performance Grants or other Awards, either at the time of grant or by amendment thereafter. The Committee may grant Incentive Stock Options to any employee provided the terms of such grants comply with the provisions of Section 422 of the Code, or any successor provision, and the regulations thereunder, and that any ambiguities in construction shall be interpreted in order to effectuate that intent. Each Stock Option granted under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Option or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:

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      (a) Except for Stock Options granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, the option price shall be equal to or greater than the fair market value of the Common Shares subject to such Stock Option at the time that the Stock Option is granted. The Committee in its discretion shall establish the expiration date of a Stock Option provided that, except as provided in Paragraph 5(d)(iii)(B), in no event shall the expiration date be later than ten years from the date of grant of the Stock Option.

      (b) The fair market value of a Common Share as of any specific time shall be the per Common Share closing price as reported sale on the NYSE composite tape on such date, or, if there is no such reported sale price of Common Shares on the NYSE composite tape on such date, then the per Common Share closing price as reported on the NYSE composite tape on the last previous day on which sale price was reported on the NYSE composite tape, or such other value as determined by the Committee in accordance with applicable law. The fair market value of any property other than Common Shares shall be the market value of such property as determined by the Committee using such methods or procedures as it shall establish from time to time.

      (c) The Committee shall determine the number of Common Shares to be subject to each Stock Option. The number of Common Shares subject to an outstanding Stock Option may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Stock Option are used to calculate the cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, received pursuant to exercise of a Stock Appreciation Right attached to such Stock Option, or to the extent that any other Award granted in conjunction with such Stock Option is paid.

      (d) The Stock Option shall not be exercisable:

      (i) for at least one year after the date of grant, except (A) for Stock Options issued to any person newly employed by or retained to perform services for the Company or any Affiliate, (B) for Stock Options granted in the event of a participant's promotion, (C) as the Committee may otherwise determine in the event of death, disability, retirement or other termination of a participant, or in connection with a corporate transaction (which includes but is not limited to a change in control of the Company, a divestiture, spin-off, split-off, asset transfer, outsourcing or joint venture formation) (each event under this clause C, a "Defined Event"), and (D) for Stock Options granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines, and only at such times and in such installments as the Committee may establish; and

      (ii) unless payment in full for the Common Shares being acquired thereunder at the time of exercise is made in such form as the Committee may determine in its discretion, including, but not limited to (A) cash, (B) Common Shares, (C) if permitted by the Committee, by authorizing a third party to sell, on behalf of the participant, the appropriate number of Common Shares otherwise issuable to the participant upon the exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise, or (D) any combination thereof; and

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      (iii) unless the participant has been, at all times during the period beginning with the date of the grant of the Stock Option and ending on the date of such exercise, employed by (in the case of an Incentive Stock Option) or otherwise performing services for the Company or an Affiliate, or a corporation, or a parent or subsidiary of a corporation, substituting or assuming the Stock Option in a transaction to which Section 424(a) of the Code or any successor statutory provision thereto, is applicable, except that:

      (A) in the case of any Nonqualified Stock Option, if such person shall cease to be employed by or otherwise performing services for the Company or an Affiliate solely by reason of a period of Related Employment as defined in Paragraph 14, he may, during such period of Related Employment, exercise the Nonqualified Stock Option as if he continued such employment or performance of service; and

      (B) the Committee may establish, in its discretion, the extent to which a person may continue to exercise a Stock Option, which has not expired and has not been fully exercised, in the event he terminates employment or the performance of services; and in the event of death, the Committee may provide a decedent's executors, heirs or distributors a minimum period to exercise a Stock Option with respect to any shares as to which the decedent could have exercised the Stock Option at the time of his death, or such greater amount as the Committee may determine, which period may extend beyond the original expiration date of the Stock Option.

      (e) The maximum number of Common Shares that may be issued under the Plan pursuant to Incentive Stock Options may not exceed, in the aggregate, 25 million, subject to adjustment as provided in Paragraph 9(b) or 15. Common Shares issued under the Plan as an Incentive Stock Option shall again become available for issuance pursuant to this limitation upon the forfeiture, termination or cancellation of such Incentive Stock Option.

      (f) To the extent that the aggregate fair market value (determined as of the date of grant) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such Incentive Stock Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options.

      6. STOCK APPRECIATION RIGHTS. The Committee may grant Stock Appreciation Rights either alone, or in conjunction with Stock Options, Performance Grants or other Awards, either at the time of grant or by amendment thereafter. Each Award of Stock Appreciation Rights granted under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, may establish:

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      (a) A Stock Appreciation Right granted in conjunction with, but subsequent to, a Stock Option shall have a per-share exercise price not less than fair market value of a Common Share on the date that the Stock Option to which the Stock Appreciation Right is attached was granted.

      (b) The Committee shall determine the number of Common Shares to be subject to each Award of Stock Appreciation Rights. The number of Common Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Award of Stock Appreciation Rights are used to calculate the cash, Common Shares, Other Company Securities or property or other forms of payment, or any combination thereof, received pursuant to exercise of a Stock Option attached to such Award of Stock Appreciation Rights, or to the extent that any other Award granted in conjunction with such Award of Stock Appreciation Rights is paid.

      (c) The Award of Stock Appreciation Rights shall not be exercisable for at least one year after the date of grant, except (A) for Stock Appreciation Rights issued to any person newly employed by or retained to perform services for the Company or any Affiliate; (B) for Stock Appreciation Rights granted in the event of a participant's promotion; (C) as the Committee may otherwise determine in the event of a Defined Event; and (D) for Stock Appreciation Rights granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines, and only at such times and in such installments as the Committee may establish.

      (d) The Award of Stock Appreciation Rights shall not be exercisable:

      (i) unless the Stock Option or other Award to which the Award of Stock Appreciation Rights is attached is at the time exercisable; and

      (ii) unless the person exercising the Award of Stock Appreciation Rights has been at all times during the period beginning with the date of the grant thereof and ending on the date of such exercise, employed by or otherwise performing services for the Company or an Affiliate, except that:

      (A) in the case of any Award of Stock Appreciation Rights (other than those attached to an Incentive Stock Option), if such person shall cease to be employed by or otherwise performing services for the Company or an Affiliate solely by reason of a period of Related Employment as defined in Paragraph 14, he may, during such period of Related Employment, exercise the Award of Stock Appreciation Rights as if he continued such employment or performance of services; and

      (B) the Committee shall establish, in its discretion, the extent to which a person may continue to exercise an Award of Stock Appreciation Rights, which has not expired and has not been fully exercised, in the event he terminates employment or the performance of services; and in the event of death, the Committee may provide his executors, heirs or distributors a minimum period to exercise an Award of Stock Appreciation Rights with respect to any shares as to which the decedent could have exercised the Award of Stock Appreciation Rights, or such greater amount as the Committee may determine, which period may extend beyond the original expiration date of the Award of Stock Appreciation Rights.

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      (e) An Award of Stock Appreciation Rights shall entitle the holder (or any person entitled to act under the provisions of Paragraph 6(d)(ii)(B)) to exercise such Award and to surrender unexercised the Stock Option (or other Award) to which the Stock Appreciation Right is attached (or any portion of such Stock Option or other Award) to the Company and to receive from the Company in exchange therefore, without payment to the Company, that number of Common Shares having an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the fair market value of one Common Share, at the time of such exercise, over the exercise price (or option price, as the case may be) per share, times the number of shares subject to the Award or the Stock Option (or other Award), or portion thereof, which is so exercised or surrendered, as the case may be. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee, equal to the aggregate fair market value of the Common Shares it would otherwise be obligated to deliver. Any such election by the Committee shall be made as soon as practicable after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right.

      (f) An Award of Stock Appreciation Rights may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the related Stock Option (or other Award), or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof, as provided in Paragraph 6(e).

      (g) No fractional shares may be delivered under this Paragraph 6, but in lieu thereof a cash or other adjustment shall be made as determined by the Committee in its discretion.

      7. RESTRICTED STOCK; RESTRICTED STOCK UNITS. Each Award of Restricted Stock or Restricted Stock Units under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish:

      (a) The Committee shall determine the number of Common Shares to be issued to a participant pursuant to the Award, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

      (b) Restricted Stock Units and the Common Shares issued to a participant in accordance with the Award of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, or as otherwise determined by the Committee, for such period as the Committee shall determine, from the date on which the Award is granted (the "Restricted Period"). Any attempt to dispose of any such Restricted Stock Units or Common Shares in contravention of the foregoing restrictions shall be null and void and without effect.

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      (c) Common Shares issued to a participant in accordance with the Award of Restricted Stock may be issued in certificate form or through the entry of an uncertificated book position on the records of the Company's transfer agent and registrar. The Company may impose appropriate restrictions on the transfer of such Common Shares which shall be evidenced in the manner permitted by law as determined by the Committee in its discretion.

      (d) The vesting of the Award of Restricted Stock or Restricted Stock Units may be conditioned upon the attainment of specific performance objectives as the Committee may determine, including but not limited to such performance objectives described in Paragraph 8(b).

      (e) The Restricted Period shall be for a minimum of three years (but permitting pro rata vesting over such period), except (i) for Restricted Stock or Restricted Stock Units issued to any person newly employed by or retained to perform services for the Company or any Affiliate; (ii) for Restricted Stock or Restricted Stock Units granted in the event of a participant's promotion; (iii) as the Committee may otherwise determine in the event of a Defined Event; (iv) for Restricted Stock or Restricted Stock Units granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines; (v) for Restricted Stock or Restricted Stock Units issued subject to performance objectives, for which the Restricted Period shall be a minimum of one year; or (vi) for Restricted Stock or Restricted Stock Units issued as payment pursuant to a Performance Grant or Qualifying Award, and only at such times and in such installments as the Committee may establish.

      8. PERFORMANCE GRANTS. The Award of a Performance Grant to a participant will entitle the participant to receive a specified amount determined by the Committee (the "Actual Value"), if the terms and conditions specified herein and in the Award are satisfied. The Award of a Performance Grant shall be subject to the following terms and conditions, and to such other terms and conditions, including but not limited to, restrictions upon any cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, issued in respect of the Performance Grant, as the Committee, in its discretion, shall establish, and shall be embodied in an instrument in such form and substance as is determined by the Committee:

      (a) The Committee shall determine the value or the range of values of a Performance Grant to be awarded to each participant selected for an Award of a Performance Grant and whether or not such Performance Grant is granted in conjunction with an Award of Stock Options, Stock Appreciation Rights, Restricted Stock or other Award, or any combination thereof, under the Plan (which may include, but need not be limited to, deferred Awards) concurrently or subsequently granted to the participant (the "Associated Award"). Performance Grants may be issued in different classes or series having different names, terms and conditions. In the case of a Performance Grant awarded in conjunction with an Associated Award, the Performance Grant may be reduced on an appropriate basis to the extent that the Associated Award has been exercised by, paid to or otherwise received by the participant, as determined by the Committee.

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      (b) The award period (the "Award Period") in respect of any Performance
Grant shall be a period determined by the Committee. The Award Period shall be for a minimum of one year, except (i) for Performance Grants issued to any person newly employed by or retained to perform services for the Company or any Affiliate, (ii) for Performance Grants granted in the event of a participant's promotion, (iii) as the Committee may otherwise determine in the event of a Defined Event, and (iv) for Performance Grants granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines, and only at such times and in such installments as the Committee may establish.

      (c) The rights of a participant in a Performance Grant awarded to him shall be provisional and may be canceled or paid in whole or in part, all as determined by the Committee.

      9. QUALIFYING AWARDS. The Committee may, in its sole discretion, grant an Award (a "Qualifying Award") to any key employee with the intent that such Award qualifies as "performance-based compensation" under Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder ("Section 162(m)"). The provisions of this Paragraph 9, as well as all other applicable provisions of the Plan not inconsistent with this Paragraph 9, shall apply to all Qualifying Awards issued under the Plan, and any ambiguities in construction shall be interpreted to effectuate that intent. Qualifying Awards shall be of the type set forth in Paragraph 9(a) or 9(b).

      (a) Qualifying Awards may be issued as Stock Options and Stock Appreciation Rights. Commencing with calendar year 2007, the number of Common Shares underlying all Stock Options and Stock Appreciation Rights that may be granted to any participant within any one calendar year shall be limited to 2,000,000 (inclusive of Stock Options or Stock Appreciation Rights granted under the 1998 Plan during 2007), subject to adjustment as provided in Paragraph 15.

      (b)(i) Qualifying Awards (other than Stock Options and Stock Appreciation Rights) may be issued as Performance Grants or any other Award whose payment is conditioned upon the achievement of the performance objectives described in this Paragraph 9(b). Amounts earned under such Awards shall be based upon the attainment of performance objectives established by the Committee in accordance with Section 162(m). Such performance objectives may vary by participant and by Award, and may be based upon the attainment of specific or per-share amounts of, or changes in, one or more, or a combination of two or more, of the following (that are required to be named in the plan document): revenue, revenue growth or product revenue growth; net income (before or after taxes); earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization) or earnings per share; shareholders' equity or return on shareholders' equity; assets, return on assets or net assets; capital or return on capital (including return on total capital or return on invested capital); book value or book value per share; economic value added models or equivalent metrics; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead or incentive compensation); expenses or reengineering savings; operating margins, gross margins or cash margin; cash flow, cash flow per share (before or after dividends) or cash flow return on investment; stock price or TSR; market share; debt reduction; or regulatory achievements. The Committee may provide that in measuring the achievement of the performance objectives, an Award may include or exclude items such as realized investment gains and losses, extraordinary, unusual or non-recurring items, asset write-downs, effects of accounting changes, currency fluctuations, acquisitions, divestitures, reserve-strengthening and other non-operating items. The foregoing objectives may be applicable to the Company as a whole, one or more of its subsidiaries, divisions, business units or business lines, or any combination of the foregoing, and may be applied on an absolute basis or be relative to other companies, industries or indices (e.g., stock market indices) or be based upon any combination of the foregoing. In addition to the performance objectives, the Committee may also condition payment of any such Award upon the attainment of conditions, such as completion of a period of service, notwithstanding that the performance objective or objectives specified in the Award are satisfied. The Committee shall have the discretion, by participant and by Award, to reduce (but not to increase) some or all of the amount that would otherwise be payable under the Award by reason of the satisfaction of the performance objectives set forth in the Award. In making any such determination, the Committee is authorized in its discretion to take into account any such factor or factors it determines are appropriate, including but not limited to Company, business unit and individual performance.

      (ii) Under all Awards granted pursuant to Paragraph 9(b), in any one calendar year: (A) no participant may be paid cash, Common Shares, Other Company Securities or other property (other than shares of Restricted Stock or Common Shares provided through Restricted Stock Units) or any combination of the foregoing with a value (as determined by the Committee) in excess of $20 million, and (B) in addition, no participant may receive more than 410,000 shares of Restricted Stock or Common Shares provided through Restricted Stock Units, subject to adjustment to the extent provided in Paragraph 9(c). For purposes of the foregoing sentence, the calendar year or years in which amounts under Qualifying Awards are deemed paid or received shall be as determined by the Committee.

      (c) In the event of a change in the outstanding Common Shares of the Company by reason of any change in corporate capitalization, such as a stock split or dividend, or a corporate transaction, such as any merger of the Company into another corporation, any consolidation of two or more corporations into another corporation, any separation of a corporation (including a spin-off or other distribution of stock or property by a corporation), any reorganization of a corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the
Code), or any partial or complete liquidation by the Company, the Committee shall make such adjustment in: (i) the individual Qualifying Award maximums under Paragraphs 9(a) and 9(b)(ii); and (ii) the class and number of shares subject to any Qualifying Awards granted under the Plan (provided that the number of shares of any class subject to Awards shall always be a whole number), to reflect any such change as may be determined to be appropriate by the Committee, and such adjustments shall be final, conclusive and binding for all purposes of the Plan.

      10. PAYMENT OF AWARDS. The Committee may, in its discretion, settle any Award through the payment of cash, the delivery of Common Shares or Other Company Securities, the granting of Awards, or a combination thereof. Any Award settlement, including payment deferrals, may be subject to conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such terms, rules and procedures as the Committee may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Common Share equivalents; provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any excise tax to become due under Section 409A of the Code.

      11. AMENDMENT OF THE PLAN OR AWARDS. The Plan may be amended in whole or in part at any time and from time to time by the Board, and the terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems, provided however, that no amendment may be made without shareholder approval if such amendment would (i) increase the number of shares available for grant specified in Paragraph 4(c); (ii) decrease the minimum Stock Option exercise price set forth in Paragraph 5(a) (other than changes made pursuant to Paragraph 9(c) or 15); (iii) reduce the minimum vesting or performance periods set forth in Paragraph 5(d)(i), 6(c), 7(d) or 8(b); (iv) change the aggregate or annual Award limits set forth in Paragraph 5(e), 5(f), 9(a) or 9(b)(ii) (other than changes made pursuant to Paragraph 9(c) or 15); (v) amend or repeal the prohibitions against repricing or exchange set forth in Paragraph 2; or (vi) in the absence of shareholder approval, adversely affect compliance of the Plan with applicable laws, rules and regulations. No such amendment shall adversely affect in a material manner any right of a participant under the Award without his written consent, unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the participant's position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions which are determined by the Committee in its discretion to have or to be expected to have a significant effect on the performance of the Company, or any subsidiary, Affiliate, division or department thereof, on the Plan or on any Award under the Plan. Any shareholder approval requirement under the Plan will be met if such approval is obtained in accordance with applicable law. Notwithstanding the foregoing, any amendment to the Plan or any outstanding Award under the Plan shall be made in a manner as to ensure that an Award intended to be exempt from Section 409A of the Code will continue to be exempt from Section 409A of the Code or that the Award will comply with the requirements of Section 409A of the Code.

      12. DISABILITY. For the purposes of this Plan, a participant shall be deemed to have terminated his employment or performance of services for the Company and its Affiliates by reason of disability, if the Committee shall determine that the physical or mental condition of the participant by reason of which such employment or performance of services terminated was such at that time as would entitle him to payment of monthly disability benefits under the Company's Long-Term Disability Benefit Plan, or, if the participant is not eligible for benefits under such plan, under any similar disability plan of the Company or an Affiliate in which he is a participant. If the participant is not eligible for benefits under any disability plan of the Company or an Affiliate, he shall be deemed to have terminated such employment or performance of services by reason of disability if the Committee shall determine that his physical or mental condition would entitle him to benefits under the Company's Long-Term Disability Benefit Plan if he were eligible therefore. Notwithstanding the above, the Committee may determine a participant's disability based upon any other criteria specified by the Committee.

      13. TERMINATION OF A PARTICIPANT. For all purposes under the Plan, the Committee shall determine whether a participant has terminated employment with or the performance of services for the Company and its Affiliates; provided, however, that transfers between the Company and an Affiliate or between Affiliates, and approved leaves of absence shall not be deemed such a termination.

      14. RELATED EMPLOYMENT. For the purposes of the Plan, Related Employment shall mean the employment or performance of services by an individual for an employer that is neither the Company nor an Affiliate, provided that (a) such employment or performance of services is undertaken by the individual at the request of the Company or an Affiliate; (b) immediately prior to undertaking such employment or performance of services, the individual was employed by or performing services for the Company or an Affiliate or was engaged in Related Employment as herein defined; and (c) such employment or performance of services is in the best interests of the Company and is recognized by the Committee, in its discretion, as Related Employment for purposes of this Paragraph 14. The death or disability of an individual during a period of Related Employment as herein defined shall be treated, for purposes of this Plan, as if the death or onset of disability had occurred while the individual was employed by or performing services for the Company or an Affiliate.

      15. DILUTION AND OTHER ADJUSTMENTS.

      (a) In the event of any change in the outstanding Common Shares of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, subdivision or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, the Committee shall make such adjustment in: (i) the class and aggregate number of shares that may be delivered under the Plan as described in Paragraph 4(c) and the individual Award maximums under Paragraph 5(e); (ii) the class, number and option price of outstanding Stock Options; (iii) the class, number and exercise price of outstanding Stock Appreciation Rights; and (iv) the class and number of shares subject to any other Awards (except for Qualifying Awards, for which permitted adjustments are provided by Paragraph 9(c)) granted under the Plan (provided that the number of shares of any class subject to Awards shall always be a whole number), as may be determined to be appropriate by the Committee, and such adjustments shall be final, conclusive and binding for all purposes of the Plan.

      (b) The Committee may also provide for the adjustment and settlement of outstanding Awards as it deems appropriate and consistent with the Plan's purpose in the event of a "change in control" of the Company, as that term is defined in the Company's Senior Executive Severance Plan.

      16. DESIGNATION OF BENEFICIARY BY PARTICIPANT. A participant may name a beneficiary to receive any payment to which he may be entitled in respect of any Award under the Plan in the event of his death, on a written form to be provided by and filed with the Secretary of the Company, and in a manner determined by the Committee in its discretion. The Committee reserves the right to review and approve beneficiary designations. A participant may change his beneficiary from time to time in the same manner, unless such participant has made an irrevocable designation. Any designation of beneficiary under the Plan (to the extent it is valid and enforceable under the applicable law) shall be controlling over any other disposition, testamentary, or otherwise, as determined by the Committee in its discretion. If no designated beneficiary survives the participant and is living on the date on which any amount becomes payable to such participant's beneficiary, such payment will be made to the legal representatives of the participant's estate, and the term "beneficiary" as used in the Plan shall be deemed to include such person or persons. If there is any question as to the legal right of any beneficiary to receive a distribution under the Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the participant, in which event the Company, the Board and the Committee and the members thereof will have no further liability to anyone with respect to such amount.

      17. MISCELLANEOUS PROVISIONS.

      (a) No loans from the Company or any Affiliate to a participant shall be permitted in connection with the Plan.

      (b) No employee or other person shall have any claim or right to be granted an Award under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any Affiliate, and the right to terminate the employment of or performance of services by any participant at any time and for any reason is specifically reserved.

      (c) No participant or other person shall have any right with respect to the Plan, the Common Shares reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.

      (d) An Award and a participant's rights and interest under the Award, may not be sold, assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that the Committee may allow a participant to assign or transfer without consideration an Award to one or more members of his immediate family, to a partnership of which the only partners are the participant or members of the participant's immediate family, or to a trust established by the participant for the exclusive benefit of the participant or one or more members of his immediate family.

      (e) No Common Shares, Other Company Securities or property, other securities or property, or other forms of payment shall be issued hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

      (f) The Company and its Affiliates shall have the right to deduct from any payment made under the Plan the federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. In accordance with rules and procedures established by the Committee, the required withholding obligations may be settled with Common Shares, including Common Shares that are part of the Award that gives rise to the withholding requirement (up to the participant's minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact). It shall be a condition to the obligation of the Company to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the participant (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, permit an eligible participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a fair market value equal to the amount of such taxes).

      (g) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and the rights to the payment of Awards shall be no greater than the rights of the Company's general creditors.

      (h) By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.

      (i) Although the Company may structure an Award to qualify for favorable federal, state, local or foreign tax treatment, or to avoid adverse tax treatment, no person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment or guarantee that any intended tax treatment will be applicable with respect to any Award under the Plan, or that such tax treatment will apply to or be available to a participant or his or her beneficiary. Furthermore, the existence of an Award shall not affect the right or power of the Company or its shareholders to take any corporate action, regardless of the potential effect of such action on the tax treatment of an Award under the Plan.

      (j) Unless the context indicates otherwise, references to "Paragraphs" in the Plan refer to Paragraphs of the Plan.

      (k) In the Plan, the use of the masculine pronoun shall include the feminine and the use of the singular shall include the plural, as appropriate.

      (l) Headings of Paragraphs herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan.

      (m) If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

      (n) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards hereunder or any Common Shares issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act, or any successor provision, or any other applicable statute, rule or regulation.

      (o) The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of New York.

      (p) The Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code (and Treasury guidance and regulations issued thereunder) and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Unless the Committee determines otherwise, any provision of the Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

      18. PLAN TERMINATION. The Plan may be suspended in whole or in part at any time and from time to time by the Board. This Plan shall terminate upon the earlier of the following dates or events to occur: (a) upon the adoption of a resolution of the Board terminating the Plan; or (b) ten years from the date the Plan is initially approved and adopted by the shareholders of the Company in accordance with Paragraph 19. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Committee may make amendments permitted under Paragraph 11.

      19. SHAREHOLDER ADOPTION. The Plan shall be submitted to the shareholders of the Company for their approval and adoption at a meeting to be held on or about April 23, 2007, or at any adjournment thereof. The Plan shall not be effective and no Award shall be made hereunder unless and until the Plan has been so approved and adopted. The shareholders shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the shareholders duly held by vote taken in the manner required by the laws of the State of New York.